Exhibit 23.4

CONSENT TO BE NAMED AS A DIRECTOR NOMINEE

In connection with the filing by iFIT Health & Fitness Inc of the Registration Statement on Form S-1 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), I hereby consent, pursuant to Rule 438 of the Securities Act, to being named as a nominee to the board of directors of iFIT Health & Fitness Inc in the Registration Statement and any and all amendments and supplements thereto. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

Dated: August 31, 2021	Signature:	/s/ Erica Berchtold
By: Erica Berchtold